Exhibit 4.38 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 ONEOK has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock. Throughout this exhibit, references to “we,” “us” and “our” refer to ONEOK, Inc. and not to any of its subsidiaries. The following description is a summary of the material provisions of our common stock and various provisions of our certificate of incorporation and bylaws. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation and bylaws included as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.38 is a part. Authorized Shares We are authorized to issue a total of 1,300,000,000 shares of all classes of capital stock. Of those authorized shares, 1,200,000,000 are shares of common stock, $0.01 par value per share, and 100,000,000 are shares of preferred stock, $0.01 par value per share. On December 31, 2019, we had 413,239,050 shares of common stock outstanding. Our board of directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series or class the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or redemption, as are permitted by Oklahoma law and as are stated in the resolution or resolutions adopted by the board providing for the issuance of shares of that series or class. On April 20, 2017, through a wholly-owned subsidiary, we contributed 20,000 shares of our Series E Non-Voting Perpetual Preferred Stock (the “Series E Preferred Stock”), par value $0.01 per share, to the ONEOK Foundation, Inc. The terms of the Series E Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights of Series E Non-Voting Perpetual Preferred Stock of ONEOK, Inc. On December 31, 2019, we had 20,000 shares designated as Series E Non-Voting Perpetual Preferred Stock issued and outstanding. Dividends and Liquidation Rights Subject to any preferential rights of any prior ranking class or series of capital stock, including the cumulative quarterly cash dividend payable at a rate of 5.5% per annum on the Series E Preferred Stock and any other series of preferred stock established by our board of directors, holders of our common stock are entitled to receive dividends on that stock, payable either in cash, property or shares out of assets legally available for distribution when, as and if authorized and declared by our board of directors. Subject to the Series E Preferred Stock’s liquidation preference of $1,000 per share, holders of our common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of liquidation, dissolution or winding-up. Subject to various exceptions, we will not be able to pay any dividend or make any distribution of assets on shares of our common stock until we pay dividends on any shares of preferred stock then outstanding with dividend or distribution rights senior to our common stock. Voting Rights Holders of our common stock are entitled to one vote per share on all matters voted on by our shareholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that holders of more than one-half of the outstanding shares of our voting securities will be able to elect all of the directors then standing for election and holders of the remaining shares will not be able to elect any director. Other Matters The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable. Holders of our common stock will have no conversion, sinking fund or redemption rights. No holder of any class of our stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities, convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock. Anti-Takeover Provisions Oklahoma Takeover Statute We are subject to Section 1090.3 of the Oklahoma General Corporation Act. In general, Section 1090.3 prevents an “interested shareholder” from engaging in a “business combination” with an Oklahoma corporation for three years following the date that person became an interested shareholder, unless: • prior to the date that person became an interested shareholder, our board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder; • upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or • on or subsequent to the date of the transaction in which that person became an interested shareholder, the business combination was approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder. Section 1090.3 defines a “business combination” to include: • any merger or consolidation involving the corporation and an interested shareholder; • any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving an interested shareholder; • subject to limited exceptions, any transaction that results in the issuance or transfer by the corporation of the stock of the corporation to an interested shareholder; • any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or • the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation. For purposes of the description above and Section 1090.3, the term “corporation” also includes our majority-owned subsidiaries. In addition, Section 1090.3, defines an “interested shareholder” as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person. Oklahoma Control Share Provisions Our certificate of incorporation provides that we are not subject to the control share provisions of the Oklahoma General Corporation Act. With exceptions, these provisions prevent holders of more than 20% of the voting power of the stock of an Oklahoma corporation from voting their shares. If we were to become subject to the control share provisions of the Oklahoma General Corporation Act in the future, this provision may delay the time it takes anyone to gain control of us. Shareholder Action; Special Meeting of Shareholders Our certificate of incorporation eliminates the ability of our shareholders to act by written consent. Our bylaws provide that special meetings of our shareholders may be called only by a majority of the members of our board of directors. Advance Notice Requirements for Shareholder Proposals At any annual meeting of our shareholders, the only business that shall be brought before the meeting is that which is brought: • pursuant to our notice of meeting; • by or at the discretion of our board of directors; or • by any of our shareholders of record at the time the notice is given, who are entitled to vote at the meeting and who comply with the notice procedures set forth in our bylaws Higher Vote for Some Business Combinations and Other Actions Subject to various exceptions, including acquiring 85% of the outstanding shares less shares owned by related persons in a single transaction, a business combination (including, but not limited to, a merger or consolidation, the sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets in excess of $5,000,000, various issuances and reclassifications of securities and the adoption of a plan or proposal for liquidation or dissolution) with or upon a proposal by a related person, who is a person that is the direct or indirect beneficial owner of more than 10% of the outstanding voting shares of our stock (subject to various exceptions), and any affiliates of that person, shall require, in addition to any approvals required by law, the approval of the business combination by either: • a majority vote of all of the independent directors; or • the holders of at least 66-2/3% of the outstanding shares otherwise entitled to vote as a single class with the common stock to approve the business combination, excluding any shares owned by the related person. In addition, our certificate of incorporation provides that our bylaws may only be adopted, amended or repealed by a majority of the board of directors or by 80% of our shareholders, voting as a class. Our certificate of incorporation also requires the affirmative vote of 80% of our shareholders to amend, repeal or adopt provisions in our certificate of incorporation relating to, among other things: • the number of directors and the manner of electing those directors, including the election of directors to newly created directorships; • provisions relating to changes in the bylaws; • a director’s personal liability to us or our shareholders; • shareholder ratification of various contracts, transactions and acts; and • voting requirements for approval of business combinations. Proxy Access Our bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3 percent or more of our common stock continuously for a period of at least three (3) years, to nominate for election to our Board and have such director nominations included in our proxy materials, a number of director candidates equal to the greater of (i) two individuals or (ii) the closest whole number that does not exceed 20 percent of our Board, provided that the shareholder(s) and the nominee(s) satisfy certain requirements specified in our bylaws.

Liability of Directors and Officers Exculpation Our certificate of incorporation provides that our directors and officers will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless: • the director or officer has breached his or her duty of loyalty to ONEOK or its shareholders; • the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; • the director served at the time of payment of an unlawful dividend or an unlawful stock purchase or redemption, unless the director was absent at the time the action was taken or dissented from the action; or • the director or officer derived an improper personal benefit from the transaction. Indemnification We will generally indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she: • is or was our director, officer, employee or agent; or • is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or as a member of any committee or similar body. Any indemnification of our directors, officers or others pursuant to the foregoing provisions for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act and are unenforceable. Listing and Transfer Agent Our common stock is listed on the New York Stock Exchange under the trading symbol “OKE.” The current transfer agent and registrar for our common stock is Equiniti Trust Company d/b/a EQ Shareowner Services.